UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2014

Hines Real Estate Investment Trust, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2014, Hines REIT Properties, L.P. (the “Operating Partnership”), a majority-owned subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with its subsidiaries, the “Company”), entered into an Acquisition Credit Agreement (the “Acquisition Credit Agreement”) with JPMorgan Chase Bank, National Association (“Chase”) to establish a $425.0 million unsecured term loan facility (the “Facility”). On January 15, 2014, the Company borrowed the full capacity under the Facility in connection with its acquisition of the Howard Hughes Center described below. The Facility has a maturity date of May 15, 2014 with two 30-day extension options. The Company intends to retire the Facility with a credit facility that it is currently negotiating, but there can be no assurances that the Company will obtain the credit facility.

Interest on the Facility will be payable based on either (a) the Alternate Base Rate plus the Applicable Rate or (b) the Adjusted LIBO Rate plus the Applicable Rate, subject to the Company’s election. The Alternate Base Rate is equal to the greater of: (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5%, or (c) the Adjusted LIBO Rate for a one month period plus 1.0%. The Adjusted LIBO Rate is equal to the LIBO Rate for the applicable interest period, as determined by Chase, multiplied by the Statutory Reserve Rate determined by the Board of Governors of the Federal Reserve System of the United States of America. The Applicable Rate is based on the Company’s ratio of indebtedness to total asset value and will be determined as set forth in the Acquisition Credit Agreement. The Applicable Rate will range from 0.50% to 2.00% depending on the ratio of indebtedness to total asset value and the type of loan. The Facility had an all-in interest rate of 1.76% on the date of the borrowing.

The Acquisition Credit Agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. The Acquisition Credit Agreement limits the Company’s total indebtedness to 60% of the Company’s total asset value. The Acquisition Credit Agreement also requires the maintenance by the Company of certain levels of debt service coverage, a minimum net worth and other certain unencumbered value and interest coverage ratios. The Company is required to maintain a pool of at least eight properties that are unencumbered by debt and have an aggregate value of at least $500 million.

If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of the bankruptcy-related defaults will result in the automatic termination of commitments and acceleration of the Facility.

The Company and several of its affiliates have unconditionally guaranteed payment and performance of the Operating Partnership’s obligations under the Acquisition Credit Agreement.

The description above is a summary and is qualified in its entirety by the Acquisition Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 15, 2014, Hines REIT West LA Portfolio LP, a wholly-owned subsidiary of Hines REIT Properties, L.P., which is a subsidiary of Hines REIT, acquired the Howard Hughes Center, a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California.  The Sellers, Trizec 6060 HHC, LLC, Trizec 6080 HHC, LLC, Trizec 6100 HHC, LLC, Trizec Northpoint Tower, LLC, Trizec West LA Tower, and Trizec HHC Spectrum, LLC (collectively, “the Sellers”), are not affiliated with Hines REIT or its affiliates.

The Howard Hughes Center was constructed between 1987 and 2002 and consists of 1,318,682 square feet of net rentable area that is 88% leased to 93 tenants, none of which leases more than 10% of the net rentable area.

The net purchase price for the Howard Hughes Center was $506.0 million, exclusive of transaction costs and working capital reserves. Hines REIT funded the acquisition using cash on hand and proceeds from the Facility described above.

In connection with this acquisition, the Company is obligated to pay approximately $5.0 million of acquisition fees to affiliates of Hines Interests Limited Partnership (“Hines”), half of which is payable in cash and half of which is payable in equity interests in the Operating Partnership.  These Hines affiliates have agreed to waive $1.5 million of the cash acquisition fee and all of the $2.5 million acquisition fee payable in equity interests. Additionally, in connection with the financing, an affiliate of Hines has agreed to waive the entire $4.3 million debt financing fee that otherwise would be payable to it.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than April 3, 2014.

(d) Exhibit -

10.1	Acquisition Credit Agreement, dated as of January 15, 2014, among Hines REIT Properties, L.P. and JP Morgan Chase Bank, National Association

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein and the retirement of the Facility described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the ability and willingness of current tenants to continue to make rental payments pursuant to their leases, the Company’s ability to obtain a new revolving credit facility, and other risks described in the “Risk Factors” section of Hines REIT's Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

January 22, 2014	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1*	Acquisition Credit Agreement, dated as of January 15, 2014, among Hines REIT Properties, L.P. and JP Morgan Chase Bank, National Association
* Filed herewith

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